For: YTB International, Inc.

Investor Contacts:
Garth Russell / Yemi Rose
KCSA Worldwide
212-896-1250 / 212-896-1233

YTB International Selects SAP® ERP Application to Automate Business Processes

WOOD RIVER, Ill., November 5, 2007 - YTB International, Inc. (OTCPK: YTBLA) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, today announced the selection of the SAP® ERP application to aid in the automation of the Company’s business processes.

After a thorough evaluation, YTB chose SAP ERP, based on the SAP NetWeaver® technology platform, as the software solution best able to support the company’s growth strategy. YTB’s decision was influenced by SAP’s solid reputation for superior product functionality, global expertise and ability to handle the dynamic processing needs of rapidly growing companies. The adoption of SAP solutions based on the SAP NetWeaver platform is part of YTB’s enterprise-wide initiative to automate all of its business processes, including financial compliance reporting and data management. The expected date of implementation of the new system is March 31, 2008.

YTB’s implementation of a state-of-the-art enterprise resource planning (ERP) system will provide the company with a proven business solution, and serve to enhance controls and support for all functional business units within YTB’s rapidly growing organization. SAP will provide the IT backbone to support the aggressive growth for the organization. YTB currently has over 131,000 active Referring Travel Agents (RTA’s).

John Clagg, CFO of YTB stated, “Just as YTB has consistently sought to take a leading position with regard to the technology that we provide to our RTA’s, we have also tried to maintain a competitive edge with regard to internal process efficiency. We believe technology has a strong role to play in helping our business increase efficiency, manage risk and enhance current business models, and we believe that the addition of SAP ERP, based on the SAP NetWeaver® platform, will go a long way toward accomplishing these goals.”

About YTB International
YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing online travel agencies through a nationwide network of independent business people, known as “Reps.” YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of online travel agents (RTAs, now numbering approximately 131,000), collects travel commissions and pays sales commissions. Each RTA sells travel through a personalized Internet-based travel website. The REZconnect Technologies division operates as a travel vendor relationship management company and offers franchises of brick and mortar travel agencies.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to SAP are intended to identify such forward-looking statements. SAP undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations The factors that could affect SAP's future financial results are discussed more fully in SAP's filings with the U.S. Securities and Exchange Commission ("SEC"), including SAP's most recent Annual Report on Form 20-F filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Copyright © 2007 SAP AG. All rights reserved.
SAP, R/3, mySAP, mySAP.com, xApps, xApp, SAP NetWeaver and other SAP products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of SAP AG in Germany and in several other countries all over the world. All other product and service names mentioned are the trademarks of their respective companies. Data contained in this document serve informational purposes only. National product specifications may vary.

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A copy of this press release, and past press releases, is available on the KCSA Worldwide Website at www.kcsa.com.